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                         EXHIBIT "10.38"





                         LOAN AGREEMENT




                    PRIME FINANCIAL CORPORATION,
                      an Oklahoma corporation



                           "Borrower"









                     BANK IV OKLAHOMA, N.A.,
                 a national banking association



                            "Lender"



                      Dated: MARCH 30, 1994

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LIST OF EXHIBITS

A.   Borrowing Base Certificate (Including Compliance
     Certificate)

B.   Note

C.   Request for Advance - Revolving Credit Loan Request

D.   Security Agreement

E.   List of Account Sellers

F.   Certificate of Officers (include proof of authority to sign
     Request for advance)

G.   Guaranty Agreement

H.   Subsidiaries

I.   Other Corporate, Fictitious or Trade Names; Mergers,
     Consolidations, Asset Acquisitions

J.   Insurance

K.   Litigation

L.   Tax Proceedings

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                         LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made as of the 30th day of March, 1994, by and between PRIME FINANCIAL CORPORATION, an Oklahoma corporation (the "Borrower") and BANK IV OKLAHOMA,
N.A., a national banking association (the "Lender").

                         R E C I T A L S

     A. The Borrower has requested that the Lender enter into a financing arrangement whereby the Lender shall extend credit to Borrower in the form of a revolving loan up to the original principal amount of $25,000,000.00 (the "Loan"); and

     B. The Lender is willing to extend such credit on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

                           ARTICLE I.

                       CERTAIN DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     1.1 "Account Debtor" shall have the meaning assigned to that term in Section 2.7 hereof.

     1.2 "Account Sellers" shall mean those parties identified in the attached Exhibit "E", which is made a part hereof, or any other parties from whom Borrower may purchase accounts with proceeds of the Loan after obtaining consent from the Lender.

     1.3 "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

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     1.4  "Applicable Prime Rate"  shall mean the annual rate of interest announced by the Wall Street Journal, New York, New York ("WSJ") from time to time as average of corporate loan rates quoted by a certain number of the nation's largest banks. The Applicable Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the Applicable Prime Rate are effective, without notice, on the same day as the change in the Applicable Prime Rate as announced from time to time. The Applicable Prime Rate shall not necessarily be the Lender's "best" or lowest rate. Should WSJ fail to announce a prime rate, then the Applicable Prime Rate shall be the rate announced by Chase Manhattan Bank, New York, New York, from time to time as its prime rate.

     1.5 "Borrowing Base" shall have the meaning assigned to that term in Section 2.6 hereof.

     1.6 "Borrowing Base Certificate" shall mean a Certificate of Borrower in the form of Exhibit "A" annexed hereto and made a part hereof.

     1.7 "Business Day" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Oklahoma are closed for business generally.

     1.8  "Closing Date"  shall mean March 30, 1994. .

     1.9 "Collateral" shall have the meaning assigned to that term in Article III of this Agreement.

     1.10 "Commitment" shall mean the agreement of the Lender to make the Loan on a revolving credit basis pursuant to this Agreement.

     1.11 "Congress" shall mean Congress Financial Corporation and Congress Financial Corporation (Central).

     1.12 "Congress Loan Agreement"  shall mean that certain Loan
Agreement dated March 29, 1984, as amended, between Congress,
Guarantor and certain of Guarantor's Subsidiaries.

     1.13 "Default Rate" shall mean the Applicable Prime Rate plus five percent per annum.

     1.14 "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.15 "Determination Date" shall mean any date not more than five (5) days prior to the date on which the amount of the Borrowing Base is determined.

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     1.16 "Due Date" shall mean, in the case of an Invoice
calling for only one payment, the first day on which payment of the full amount of the Invoice is due; and in the case of an Invoice which contemplates more than one payment, the date on which any particular payment is due.

     1.17 "Eligible Accounts" shall have the meaning assigned to that term in Section 2.7 of this Agreement.

     1.18 "Event of Default"  shall have the meaning specified in
Section 7.1 of this Agreement.

     1.19 "GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

     1.20 "Guarantor" shall mean LSB Industries, Inc., a Delaware corporation.

     1.21 "Guarantor Advances" shall mean indebtedness arising from loans made by Guarantor or LSB Chemical Corp. to Borrower to enable Borrower to purchase Accounts from Account Sellers.

     1.22 "Guaranty" shall have the meaning as assigned to that term in Section 4.1 of this Agreement.

     1.23 "hereby", "herein", "hereof", "hereunder" and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

     1.24 "Household"  shall mean Household Commercial Financial
Services, Inc.

     1.25 "Household Loan Agreement"  shall mean that certain
Second Amended and Restated Working Capital Loan Agreement dated
January 21, 1992 between Guarantor, El Dorado Chemical Company,
Slurry Explosives Corporation and Household.

     1.26 "Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Lender incurred or which may be incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Note and all lawful interest, loan closing fees, service fees, facility fees, commitment fees, fees in lieu of

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balances and other charges, and all costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including reasonable attorneys' fees and legal expenses; (ii) all other indebtedness, obligations (whether direct or indirect, primary or secondary, fixed or contingent) and liabilities of the Borrower to the Lender arising out of this Agreement or the Loan Documents, including future advances and loans made by the Lender to the Borrower and any extensions, renewals, substitutions, amendments and increases in amount thereof; (iii) all reasonable costs and expenses paid or incurred by the Lender, including attorneys' fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (iv) all sums expended by the Lender in curing any Event of Default or Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Note together with interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (v) all reasonable costs and expenses paid or incurred by the Lender, including attorneys' fees and legal expenses, in enforcing or attempting to enforce any right, remedy or cause of action of the Lender against the Guarantor under the Guaranty, including interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (vi) all "Indebtedness" or "Secured Indebtedness" or "Obligations" as said terms may be defined in any of the Loan Documents.

     1.27 "Invoice" shall mean any form of demand for payment by Borrower or any Account Seller to an Account Debtor for services rendered or goods sold or leased, written or oral.

     1.28 "Invoice Date"  shall mean the date of the first
Invoice for the particular services rendered or the particular goods sold or leased to an Account Debtor.

     1.29 "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United
States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     1.30 "Lien" shall mean any mortgage, pledge, security interest, tax lien, encumbrance, lien or charge of any kind
(including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in

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the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction), whether arising by agreement or under any statute or law.

     1.31 "Loan Documents" shall mean this Agreement, the Note (including any renewals or extensions thereof), the Guaranty, the Security Instruments and all other documents, instruments and certificates executed and delivered to the Lender by the Borrower or any other party pursuant to the terms of this Agreement, and any supplements thereto or modifications thereof.

     1.32 "Note" shall mean that certain Promissory Note by Borrower in favor of Lender in the form attached hereto as Exhibit "B" annexed to this Agreement, together with any and all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

     1.33 "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

     1.34 "Related Person" shall mean any Affiliate of Borrower, any individual, corporation, organization or other entity who is a stockholder, officer, director or employee of Borrower, or any entity, fifty percent (50%) of the capital (or any class of capital), or fifty percent (50%) of the partnership, limited liability company membership, or other ownership interest in such entity, of which Borrower is the owner. The term "Related Person" shall also include any corporation, organization or other entity, fifty percent (50%) of the capital (or fifty percent (50%) of any class of capital) of which is owned by a Related Person.

     1.35 "Revolving Credit Loan Request" shall mean a Loan
Request in the form of Exhibit "C" annexed to this Agreement and to be delivered to the Lender by the Borrower pursuant to Section
2.3 of this Agreement.

     1.36 "Security Agreement" shall mean that certain Security Agreement in the form of Exhibit "D" annexed to this Agreement, to be made, executed and delivered by Borrower to the Lender covering all accounts receivable and other personal property of Borrower, as described therein.

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     1.37 "Security Instruments"  shall mean the Security
Agreement and all other financing statements, assignments, security agreements, documents or writings and any and all amendments and supplements thereto, granting, conveying, assigning, transferring, perfecting or in any manner providing the Lender with a security interest in any property as security for the repayment of all or any part of the Indebtedness.

     1.38 "Subsidiary" shall mean any corporation in which the Borrower or Guarantor, as the case may be, owns or controls
(directly or indirectly) fifty percent (50%) or more of the outstanding capital stock.

     1.39 "Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

     1.40 "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

     1.41 "UCC" shall mean the Uniform Commercial Code as adopted in the State of Oklahoma, as it may be amended from time to time.

     1.42 "Voting Shares" shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

                           ARTICLE II.

                      REVOLVING CREDIT LOAN

     2.1 Loan. The Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to lend up to $25,000,000.00 to Borrower on a revolving credit basis from the Closing Date until October 1, 1994, unless its Commitment shall be sooner terminated pursuant to the provisions of this Agreement, for the purpose of purchasing Accounts from the Account Sellers, and in such amounts as may from time to time be requested by Borrower, provided however, the outstanding principal amount due and payable under the Note shall not at any one time exceed the Borrowing Base.

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     2.2  Note.  On the Closing Date the Borrower shall execute and deliver to the Lender the Borrower's Promissory Note in the principal amount of $25,000,000.00, the form of which is annexed hereto as Exhibit "B" and made a part hereof (referred to as the "Note"), thereby evidencing Borrower's obligation to repay advances under the Loan. The Note shall be dated as of the Closing Date, and shall bear interest, payable monthly on the first day of every month commencing May 1, 1994, on unpaid balances of principal advanced to or on behalf of Borrower from time to time outstanding at a variable annual rate equal from day to day to the Applicable Prime Rate plus one-fourth of one percent (1/4%). After maturity (whether by acceleration or otherwise) the Note shall bear interest at the Default Rate. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed in each accrual period.

     2.3 Request for Advances. Each advance under the Loan shall be requested by the Borrower from the Lender and shall (i) be requested in writing on the form of Revolving Credit Loan Request annexed hereto as Exhibit "C" and made a part hereof, and shall be executed by the President of the Borrower or any other authorized officer referred to in Section 4.1(c) hereof, on behalf of the Borrower, which shall be delivered to the Lender no later than three Business Days prior to the date upon which the advance is to be made; (ii) be requested no more frequently than one time per week (unless the last Borrowing Base Certificate received by the Bank, taking into account any advances made by the Bank after the receipt of such Borrowing Base Certificate, indicates that additional funds may be advanced without exceeding the Borrowing Base, in which case advances may be requested up to one time per day); and (iii) be advanced by the Lender on the applicable date, provided the Revolving Credit Loan Request is timely received by the Lender and all other conditions of funding are met. All advances made by the Lender under the Loan shall be wired to the account(s) of Borrower designated by Borrower, for the benefit of Borrower, which account(s) shall be acceptable to Congress to the extent that such advance is used to purchase Accounts subject to Congress's lien, and the Lender shall have no responsibility to Borrower to monitor the distribution of such advances in any other respect. All advances shall be paid promptly upon receipt by Borrower to Congress, if Congress holds the first priority lien and security interest in the Accounts to be purchased with such advance, and in an amount necessary to secure a release of such first priority lien and security interest.

     2.4 Payments and Voluntary Prepayments. Except as otherwise prohibited hereby, the Borrower may from time to time make prepayments of principal under the Note without premium or penalty, provided that interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date. The Borrower may reborrow subject to the limitations and conditions for the Loan contained herein. All advances made by the Lender on the Note and all payments or prepayments of principal and interest thereon made by the Borrower shall be recorded by the Lender in its records, and the aggregate unpaid principal amount so recorded shall be rebuttable evidence of the principal amount owing and unpaid on the Note. The failure to so record shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Note to repay the principal amount of the Loan together with all interest accrued thereon.
If additional lines or blanks shall be needed for the purpose of recording advances or payments on the schedule, one or more additional schedules may be annexed to the Note and shall become a part thereof. All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the Note received by the Lender after 2:00 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Note not previously paid hereunder shall be due and payable at maturity on October 1, 1994 unless such maturity shall be extended by the Lender in writing or accelerated pursuant to the terms hereof.

     2.5 Mandatory Prepayments. In the event the sum of the Indebtedness exceeds the "Borrowing Base", as hereinafter defined, the Borrower shall make a mandatory prepayment in an amount equal to such excess. Each such mandatory prepayment shall be paid prior to the earlier of (a) three Business Days after the Borrower shall have knowledge of such excess, or (b) three Business Days after the Lender shall have made demand that the Borrower make such a mandatory prepayment. Notwithstanding the above, Borrower hereby authorizes and directs the Lender to withdraw the amount of such excess from any account or accounts of Borrower maintained at the Lender, in any order and manner as the Lender may determine in its sole discretion, without prior notice or demand to Borrower, upon and at any time after receipt by the Lender of a Borrowing Base Certificate reflecting such excess, and apply said sums to the payment of such mandatory prepayment.

     2.6 Borrowing Base. The Borrower will not request, nor will it accept, the proceeds of the Loan or an advance under the Loan at any time when the amount thereof exceeds the "Borrowing Base". As used in this Agreement, the term "Borrowing Base" shall mean an amount equal to:

               the lesser of:

               eighty percent (80%) of the uncollected amount of the aggregate Eligible Accounts of the Borrower at book value, held by and due and

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               owing to the Borrower as shown by the books
               and records of the Borrower as of the
               Determination Date;

               or

               (b)  $25,000,000.00.

     2.7 Eligible Accounts. For the purposes of this Agreement, an "Eligible Account" shall mean an Account (as defined in Article 9 of the UCC) for which the Invoice Date has occurred and which meets the following standards until the same is collected in full:

          (a) The Account is owned by and payable to the Borrower and represents a sum of money (exclusive of interest, late charges or carrying costs) unconditionally due and owing to the Borrower from an account debtor ("Account Debtor") thereof for services rendered or goods sold or leased or services performed by the Borrower, or the Account Seller from whom Borrower may have purchased such Account, to such Account Debtor in the ordinary course of business and which services or goods have been accepted by the Account Debtor;

          (b) such sum of money does not remain unpaid for a period in excess of sixty (60) days beyond the Due Date;

          (c) such sum of money does not remain unpaid for a period in excess of one-hundred fifty (150) days beyond the Invoice Date, unless the Lender has pre-approved such Account Debtor to receive more liberal terms, in the Lender's sole discretion, which approval the Lender may grant or withhold at any time;

          (d) The Account is not a contra account and the portion of the Account to be included as an Eligible Account is not otherwise subject to any dispute, set-off, recoupment, counterclaim or other claim or to any rescission, cancellation or avoidance which would reduce or eliminate the amount to be paid by the Account Debtor, and the Account Debtor has not received or requested permission to pay the same in installments at dates later than were originally due and payable; it being further understood that contract retainages will not constitute Eligible Accounts;

          (e) The Account is not subject to any concession or understanding with the Account Debtor of any kind which

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     varies from the terms of the Invoice that is not disclosed to the Lender in writing and which does not cause the Account to otherwise fall outside the definition of an "Eligible Account";

          (f) The Account does not result from the sale or lease of any goods held on consignment;

          (g) The Borrower has the full and unqualified right to assign and grant a security interest in such Account as security for the Indebtedness;

          (h) The Account Debtor has not ceased business or made an assignment for the benefit of creditors, and no trustee, receiver, liquidator, conservator, custodian or like officer has been appointed to take custody, possession or control of the Account Debtor or any substantial portion of the assets in general of such Account Debtor. The Account Debtor has not become or been adjudged to be insolvent, requested or consented to the appointment of any receiver, trustee, custodian, liquidator or like officer or become subject to the control or supervision of any court or other governmental body or officer for the purpose of liquidating its assets, winding up its affairs or for the purpose of any financial reorganization, rehabilitation or other relief under any law or statute now or hereafter in force affording relief to debtors from their obligations or affecting the rights of creditors generally;

          (i) If twenty-five percent (25%) or more of any Account or Accounts with any Account Debtor shall be unpaid for a period in excess of sixty (60) days from the Due Date, all accounts with such Account Debtor shall be ineligible for inclusion in the Borrowing Base and none thereof shall constitute an Eligible Account and, if the aggregate accounts of any one Account Debtor constitute more than ten percent (10%) of the total accounts of the Borrower at any one time, the amount of all such accounts in excess of ten percent (10%) shall be deemed ineligible for Borrowing Base purposes; provided however, that upon prior application by the Borrower to the Lender setting forth in writing the extent of and reasons for the excess of the concentration limits in this subparagraph, the Lender in its sole discretion may allow certain Accounts in excess of the ten percent (10%) concentration limit to be included in Eligible Accounts;

          (j) The Borrower or Account Seller who generated the account has in its possession and under its control shipping

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     tickets, bills of lading, invoices, delivery receipts and
     other written business records and memoranda sufficient to document and verify such Borrower's Accounts and the amount thereof and to enforce collection thereof;

          (k) The Account Debtor has neither attempted to return the goods or services, the sale or delivery of which created or gave rise to the portion of the Account to be included in the "Eligible Accounts", nor refused to accept the goods or services creating the portion of the Account to be included in the "Eligible Accounts", nor attempted to revoke any acceptance thereof or requested any allowance in adjustment with respect to such goods or services creating the portion of the Account to be included in the "Eligible Accounts", nor made partial payment on a specific Invoice which is being disputed;

          (l) The Account is not evidenced by any promissory note, trade acceptance, negotiable instrument or judgment
     (unless the Lender pre-approves such Account Debtor and the terms and documentation of such Account);

          (m) All claims required to be filed in any public office or with any public officer in connection with the Account have been duly filed with and accepted by the appropriate public office or officer;

          (n)  The Account Debtor is not a Related Person, or the
     Guarantor;

          (o) The Account Debtor is not a director, officer or an employee of the Borrower, nor a member of the family of any director, officer or employee of the Borrower, nor any proprietorship or partnership owned in whole or in part by any such director, officer or employee of the Borrower, or by any member of the family of any such person;

          (p) The Account is not subject to the federal statutes requiring notice of the assignment of claims against the United States of America, unless (i) the Borrower shall have given the Lender advance notice of the officer, office and filing address for notice, and telephone number for such office (ii) the Borrower shall have executed all documents which shall have been requested by the Lender in connection with the notice of assignment of such claims, (iii) the Lender shall have filed such notice in the appropriate manner and shall have received confirmation thereof to its satisfaction, and (iv) the Lender shall have received an

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     opinion of Borrower's counsel, acceptable to the Lender and its counsel, to the effect that all requisite action has been taken to properly perfect the Lender's security interest in such Account and to properly provide notice of such assignment of claims;

          (q) The Account is not subject to the security interest, Lien or claim of any party other than the Lender, Prime, Household or Congress; and

          (r) The Account was purchased from an Account Seller for whom the Lender has received and approved (i) an Agreement for Purchase of Receivables as contemplated by Sections 3.1(b) and 4.1(h) hereof, (ii) an acknowledgment contemplated by Section 4.1(i) hereof and (iii) verification as contemplated by Section 4.1(j) hereof.

The above specifications with respect to the term "Eligible Account" are specifications adopted for the purpose of determining the Borrowing Base and the designation of such specifications shall not be interpreted to limit in any respect the security interest granted to the Lender to such Eligible Accounts.

     2.8 Variance from Borrowing Base. The Loan shall be conclusively presumed to have been made to the Borrower by the Lender under the terms and provisions hereof and shall be secured by all of the Collateral and security described or referred to herein or in the Security Instruments, whether or not such loan conforms in all respects to the terms and provisions hereof. If the Lender should (for the convenience of the Borrower or for any other reason) make loans or advances which would cause the Indebtedness to exceed the amount of the applicable Borrowing Base, no such variance, change or departure shall prevent any such loan or loans from being secured by the Collateral and security created or intended to be created herein or in the Security Instruments. The Borrowing Base shall not in any manner limit the extent or scope of the Collateral and security granted for the repayment of the Note (or any other Indebtedness) to the proceeds of the Eligible Accounts or limit the amount of indebtedness under the Note (or any other Indebtedness) to be secured.

     2.9 Commitment Fee. In addition to the fees described elsewhere herein, Borrower agrees to pay to Lender a commitment fee computed at a rate per annum, based on a year of 360 days, equal to three-eighths of one percent (3/8%) on the average daily unborrowed amount of the Loan payable quarterly in arrears on the last day of each calendar quarter until such time as the Commitment shall have expired, which shall be added to and included within the Indebtedness.

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                          ARTICLE III.

                            SECURITY

     3.1 The Collateral. The repayment of the Indebtedness shall be secured by a continuing security interest of first priority in, and/or assignment, as security, of all the following (the collateral described herein and in the Security Instruments being referred to as the "Collateral"):

          (a) all accounts, accounts receivable, reimbursements, notes receivable, drafts, contracts, contract rights, chattel paper and general intangibles of the Borrower and all other obligations for the payment of money, whether now owned or hereafter acquired, all instruments, documents, installment sales contracts, sales contracts, chattel paper, choses in action and other general intangibles relating thereto, all cash, notes, checks and other forms of remittance at any time received or to be received by Borrower in payment thereof, all rights of Borrower in and to all underlying goods the sale or lease of which gave rise thereto, all rights of Borrower as an unpaid vendor, conditional seller, lessor or mortgagee of goods, including all rights of stoppage in transit, repossession, reclamation, foreclosure or termination, all rights of Borrower in and to any returned, rejected, repossessed or reclaimed goods or merchandise, all guaranties and security for any of the foregoing, and all rights to goods relating thereto, except for proceeds of the sale of the Borrower's stock in Equity Bank for Savings, F.A.;

          (b) all rights of Borrower in, to and under those certain Agreements for Purchase of Receivables dated March 29, 1994 by and between Borrower and the Account Sellers and any similar agreements relating in whole or in part to the rights of Borrower to buy accounts from the Account Sellers and to require the Account Sellers or any of them under certain conditions to repurchase accounts from Borrower;

          (c) all cash, money, certificates of deposit, time deposits and demand deposits of the Borrower, at any time in the possession or control of the Lender, except for proceeds of the sale of the Borrower's stock in Equity Bank for Savings, F.A.;

          (d) all documents, contracts, invoices and instruments constituting or evidencing accounts, and all ledgers, journals, books, records, vouchers, shipping tickets, receipts, sales memoranda, contracts, correspondence and other writings, data or papers evidencing or relating to the items or types of collateral described above in subsections
     (a) through (c), inclusive; and

          (e) all products and proceeds of the items or types of collateral described above in subsections (a) through (d), inclusive, including without limitation insurance proceeds, except for proceeds of the sale of the Borrower's stock in Equity Bank for Savings, F.A.;

subject only to those prior encumbrances in favor of Congress or Household as described in paragraph 3.4 below and only to the specific collateral to which they relate. The foregoing security interest is granted to the Lender pursuant to the Security Agreement, and the Borrower shall execute such financing statements, lien entry forms, assignments, notices and other documents and instruments as shall be necessary or appropriate to perfect the security interests thus created.

     3.2 Continuation; Perfection. Borrower, at its expense, shall promptly and diligently take all action necessary to maintain and preserve the security interest herein granted in the Collateral and either shall cause to be timely filed, together with the payment of all necessary filing fees and taxes, such UCC financing and continuation statements in such offices of public record, or shall cause to be promptly delivered to the Lender, such statements, instruments, assignments, documents or papers, as may be necessary to keep the security interest herein granted continuously perfected in the Collateral, and shall execute and acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all and every such further act, deed, conveyance, financing statement, continuation statement, transfer and assurance the Lender may from time to time reasonably request for the better assuring, conveying, transferring and confirming unto the Lender the Collateral that is now and thereafter constituted. Notwithstanding the above, the Lender is hereby appointed Borrower's attorney-in-fact, coupled with an interest, to do, at the Lender's option and at Borrower's expense, all acts and things which the Lender may deem necessary to perfect and continue perfecting the security interest referred to or created by this Agreement and to protect the Collateral.

     3.3 Lien Survives Until Full Repayment. The Borrower hereby acknowledges that all of the Collateral is granted to the Lender as security for the repayment of all of the Indebtedness. Except as specifically limited herein, if a portion of the Indebtedness is satisfied, but any portion of the Indebtedness remains unsatisfied, the Lender may retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding.

     3.4 Congress and Household. Congress and/or Household currently may claim a first lien and security interest in Borrower's Accounts. Notwithstanding anything to the contrary contained in this Agreement, Borrower and Lender agree and understand that the proceeds of all advances by Lender shall be used to purchase Accounts of Account Sellers, and that such proceeds shall be paid immediately upon receipt by Borrower to Congress if being used to purchase Accounts subject to Congress's lien,and that from the time of any advance by the Lender to the Borrower until receipt of the proceeds of such advance by Congress, Lender's security interest in the Account purchased shall attach and be perfected but may not have priority over Congress, but otherwise Lender's security interest in Accounts purchased from Account Sellers shall be a first priority security interest.

                           ARTICLE IV.

                  CONDITIONS PRECEDENT TO LOAN

     4.1 Conditions Precedent. The obligation of the Lender to make the Loan as contemplated herein is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

          (a) No Default. There shall exist no Event of Default and no Default on the Closing Date.

          (b)  Representations and Warranties.  The
     representations, warranties and covenants set forth in
     Article VI shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          (c) Certificate. The Borrower shall have delivered to the Lender a Certificate, dated as of the Closing Date, and signed by the President or Vice President of Borrower, substantially in the form as shown in Exhibit "F" annexed hereto and made a part hereof. The Lender may conclusively rely on such Certificate until it receives notice in writing to the contrary.

          (d) Proceedings; Opinion of Borrower's Counsel. On or before the Closing Date, all corporate proceedings of the Borrower and the Guarantor shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Lender and its counsel; the Lender shall have received certified copies, in form and substance satisfactory to the Lender and its counsel, of the Articles or Certificate of Incorporation and By-Laws of the Borrower and the Guarantor and the resolutions of the Board of Directors of the Borrower and the Guarantor, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests and mortgage liens in, and assignment and pledge of, the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness; and the Lender shall have received an opinion of Borrower's counsel pertaining to these matters and such other matters as shall be required by the Lender, in a form acceptable to the Lender and Lender's counsel.

          (e) Certificate of Good Standing. The Borrower shall have delivered to the Lender a Certificate of Good Standing from the Secretary of State of the State of Oklahoma for Borrower and from the Secretary of State of the State of Delaware for Guarantor, all as of a recent date, along with a Certificate from the Secretary of State of the State of Oklahoma indicating that the Guarantor is qualified to do business in the State of Oklahoma.

          (f) Note. The Borrower shall have delivered the Note to the Lender, appropriately executed.

          (g) Guaranty. The Lender shall have received a Guaranty in the form of Exhibit "G" annexed hereto and made a part hereof duly executed by the Guarantor, whereby the Guarantor shall unconditionally guarantee repayment of all Indebtedness owed to the Lender by Borrower, including but not limited to the indebtedness evidenced by the Note, together with a financial statement of the Guarantor in a form acceptable to Lender dated as of a date acceptable to Lender and duly executed by the Guarantor.

          (h) Account Sellers. The Borrower shall have delivered to Lender an appropriately executed agreement by all Account Sellers in a form acceptable to the Lender pertaining to the Borrower's purchase of accounts from the Account Sellers.

          (i) Acknowledgement. The Lender shall have received a fully executed acknowledgement by each Account Seller acknowledging the Lender's security interest in the Collateral, in a form acceptable to Lender.

          (j) Sale of Accounts. The Lender shall have received verification in a form acceptable to Lender that all filings required by the UCC or by other applicable law arising out of the sale of accounts to the Borrower by the Account Sellers are effective and in place.

          (k) Litigation. The Lender shall have received a list certified by an officer of the Borrower of all litigation pending or threatened which could result in the entry of judgment against Borrower and of any contingent claims, asserted or unasserted, against Borrower in excess of $50,000.

          (l) Congress and Household. The Lender shall have received fully-executed copies of agreements providing for releases by Congress and Household of Accounts purchased by the Borrower from Account Sellers, in a form acceptable to the Lender.

          (m) Other Loan Documents. The Lender shall have received all Security Instruments and other Loan Documents contemplated hereby.

          (n) Other Information. The Lender shall have received such other and assurances as shall be reasonably requested by the Lender.

     4.2 Continuing Conditions Precedent to Advances under Loan. The Lender shall not be obligated to make any advances under the Loan (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in
Article VI of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or (iii) unless the Borrower shall have provided to the Lender the appropriate Revolving Credit Loan Request duly executed by authorized officers and in proper form and establishing that the Borrowing Base will support the additional Loan being requested and such other information as shall be requested by the Lender in support thereof, all in conformity with Section 2.3 hereof. Each request by the Borrower for an advance shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article V of this Agreement are true and correct on and as of the date of each such request.

                           ARTICLE V.

                            COVENANTS

     The Borrower and Guarantor covenant and agree with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Agreement, unless the Lender shall otherwise consent in writing:

     5.1 Payment of Taxes and Claims. The Borrower will pay and discharge or cause to be paid and discharged all Taxes imposed upon their income or profits or upon their property, real, personal or mixed, or upon any part thereof, before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon their property or any part thereof; provided however, that the Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrower shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     5.2 Maintenance of Corporate Existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. The Borrower will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower may require such qualification.

     5.3 Preservation of Property. The Borrower will at all times maintain, preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its business whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     5.4 Insurance. The Borrower will keep or cause to be kept adequately insured by financially sound and reputable insurers all property of a character usually insured by businesses engaged in the same or similar businesses as Borrower. The Borrower shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall include the coverage listed on the attached Exhibit "J", which is made a part hereof.

     5.5 Compliance with Applicable Laws. The Borrower will use reasonable efforts to comply with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

     5.6  Financial Statements and Reports.

          (a) Monthly Report of Accounts Receivable, Sales and Cash Receipts; Report of Accounts Payable. On or before the twenty-fifth (25th) day of each calendar month, the Borrower will deliver to the Lender schedules (certified to be true and correct by the President or chief financial officer of the Borrower) showing, as of the close of business on the last day of the immediately preceding calendar month (i) the name of the Borrower's Account Debtors and others with like obligations payable to Borrower, (ii) the amounts due and owing to the Borrower from each Account Debtor thereof,
     (iii) "aging" of each Account dating from the Due Date and shown by categories, as follows:

          one day to and including 30 days,
          31 days to and including 60 days,
          61 days to and including 90 days, and
          Over 90 days,

     and (iv) any modification of the Due Date of any Account granted after the Invoice Date. Upon request of the Lender, but no more often than one time every thirty (30) days, the Borrower shall report to Lender or cause to be reported to Lender the amount of all accounts payable of the Borrower, the Guarantor and all Account Sellers and to whom such accounts payable are owed (excluding obligations to the Lender).

          (b) Weekly Borrowing Base and Compliance Certificate. One time per week, the Borrower will deliver to the Lender a Borrowing Base and Compliance Certificate, in the form as shown in Exhibit "A" annexed hereto and made a part hereof, certified by Borrower as being true and correct, along with all information referenced therein.

     5.7 Notice of Default. Immediately upon the happening of any condition or event which constitutes an Event of Default or Default or any default or event of default under the Congress Loan Agreement or the Household Loan Agreement, the Borrower will give to or cause to be given to the Lender a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrower and/or any party thereto is taking and proposes to take with respect thereto.

     5.8 Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of the Borrower to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of the Borrower, or (iii) result in monetary damages in excess of $50,000, the Borrower will give the Lender a written notice specifying the nature thereof and what action, if any, is being taken or is proposed to be taken with respect thereto.

     5.9 Notice of Claimed Default. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of the Borrower, or Congress or Household in regard to the Congress Loan Agreement or the Household Loan Agreement, has given notice or taken any action with respect to a claimed default or event of default thereunder, the Borrower will give the Lender a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrower or any other Person is taking and proposes to take with respect thereto.

     5.10 Changes in or Creation of Subsidiaries. The Borrower will give the Lender notice promptly upon the creation of any Subsidiaries.

     5.11 Notice of Change in Office.  Within at least fifteen
(15) days prior to relocation of any office of Borrower, including Borrower's chief executive office, the Borrower will give the Lender a written notice of any such change of location to be made (of a duration of more than five days), the effective date of the change of location and the anticipated duration.

     5.12 Notice of Change of Management. Within two (2) days after any change in management of the Borrower or Guarantor involving any officers holding an office of Secretary, Vice President, President, Chairman or chief financial officer, the Borrower shall give written notice thereof to the Lender, together with a description of the reasons for the change.

     5.13 Requested Information.  With reasonable promptness, the
Borrower will give the Lender such other data and information relating to the Borrower as from time to time may be reasonably requested by the Lender.

     5.14 Inspection. The Borrower or Account Sellers will keep complete and accurate books and records with respect to the Collateral and all its other properties, businesses and operations and will permit employees and representatives of the Lender to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrower, Guarantor or Account Sellers. Upon any Default or Event of Default, the Borrower will surrender all such records relating to the Collateral to the Lender upon receipt of any request therefor from the Lender.

     5.15 Limitation on Other Indebtedness. The Borrower will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness, whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business, provided that such indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms; (ii) Guarantor Advances; and (iii) the Indebtedness.

     5.16 Limitation on Liens. The Borrower will not create or suffer to exist any Lien upon any of its inventory, property or assets except (i) Liens currently in existence of which Lender is aware; (ii) Liens in favor of the Lender securing the Indebtedness; (iii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services; and (iv) Liens permitted to exist under the terms of any of the Security Instruments.

     5.17 Contingent Liabilities; Advances. The Borrower will not, either directly or indirectly, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) except to Household and the Lender, discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) lend, agree to lend, or advance money to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     5.18 Limitation on Investments. The Borrower will not make any investment in any Person, except for investments which consist of:

          (a) trade or customer accounts receivable for inventory sold or services rendered in the ordinary course of business or Accounts purchased by Borrower from the Account Sellers in accordance with this Agreement;

          (b) obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than one year from the date of acquisition;

          (c) certificates of deposit issued by the Lender or any other bank organized under the laws of the United States of America or any state thereof and having total assets of at least $400,000,000;

          (d) commercial paper or finance company paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's
     Corporation or their successors; and

          (e) repurchase agreements secured by any one or more of the foregoing;

provided, however, that the foregoing shall not apply to proceeds
Borrower shall receive from the sale of its stock in Equity Bank for Savings.

     5.19 Disposition of Assets - Borrower. Except for the Borrower's stock in Equity Bank For Savings, F.A. and the proceeds of the sale of the Borrower's stock in Equity Bank for Savings, F.A., the Borrower will not sell, lease, transfer, scrap or otherwise dispose of any of its properties or assets, whether for replacement or not, to the extent that the fair market value of such assets exceeds $50,000.00 in the aggregate for all such assets disposed of by the Borrower during any fiscal year unless such sale or disposition shall be in the ordinary course of business and for a full and fair consideration; provided, however, that the Borrower shall not sell, assign or discount any Accounts except as contemplated by Borrower's Agreements for Purchase of Receivables with the Account Sellers.

     5.20 Pledge of Chattel Paper.  Neither the Borrower nor any
Account Seller will pledge and/or transfer possession of any chattel paper which is included in the Collateral to any party other than the Borrower or the Lender.

     5.21 Merger, Consolidation, Acquisition, Etc. The Borrower will not merge or consolidate with or into any other Person; or permit any other Person to consolidate with or merge into the Borrower; or acquire all or substantially all of the assets or properties or capital stock of any other Person; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets, other than in the ordinary course of business, to the extent that such acquisitions exceed $50,000.00 in the aggregate during any calendar year.

     5.22 Dividends by Borrower, Etc. The Borrower will not declare, pay or become obligated to declare or pay any dividend on any class of its capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding; provided, however, that this paragraph shall not apply to (i) any distribution by Borrower of proceeds of the sale of Borrower's stock in Equity Bank for Savings and (ii) any payment by Borrower to Guarantor to repay Guarantor Advances.

     5.23 Related Persons. The Borrower shall not engage in any transaction or transactions with any Related Person, except upon terms similar to those prevailing in like transactions with Persons other than Related Persons, except for that Administrative Services Agreement between Borrower and Guarantor dated March 29, 1994.

     5.24 Change of Fiscal Year. The Borrower will not change its fiscal year from its present fiscal year.

     5.25 Other Agreements. The Borrower will not enter into or permit to exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of Borrower's obligations hereunder or under any of the other Loan Documents.

     5.26 Performance Bonds and Sureties. The Borrower will not obtain, apply for, or enter into any undertaking relating to, any performance bond or any other surety arrangement with respect to the performance of any of the obligations of the Borrower to any third party, over $50,000.00.

     5.27 Payment of Indebtedness. The Borrower hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Note.

                           ARTICLE VI.

                 REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Loan to the Borrower under the provisions hereof, and in consideration thereof, the Borrower represents, warrants and covenants as follows:

     6.1  Organization and Qualification - Borrower.  The
Borrower is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

     6.2 Chief Executive Office. The Borrower's chief executive office is located in the State of Oklahoma.

     6.3 Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower, which is not described on the attached Exhibit "K", which is made a part hereof, or which has not otherwise been reported to the Lender and which, if adversely determined, would result in a liability of greater than $50,000.00.

     6.4 Financial Statements. The Borrower's financial statements which have been furnished to the Lender have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrower as of such date and the results of its operations for the period then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrower.

     6.5 Title to Properties; Authority. The Borrower has full power, authority and legal right to own and operate the properties which it now owns and operates and to carry on the lines of business in which it is now engaged, and the Borrower has good and marketable title to the Collateral subject to no Lien of any kind except Liens in favor of the Lender or otherwise permitted by this Agreement. The Borrower has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents to which it is a party.

     6.6 Conflicting Agreements and Other Matters. The Borrower is not in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound, which would materially and adversely affect its business, property or assets, or its financial condition. The Borrower is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. The Borrower is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrower to execute the Loan Documents to which it is a party or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to, the charter or By-Laws of the Borrower, any award of any arbitrator, or any agreement, instrument or Law to which the Borrower is subject.

     6.7 Corporate Authorization - Borrower. The Board of Directors of the Borrower has duly authorized, and the Borrower has the corporate power necessary for, the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Lender, is required as a prerequisite to the validity and enforceability of the Loan Documents.

     6.8 Purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, the Borrower will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect. The Borrower has not taken and will not take any action which might cause this Agreement, the Note or the Guaranty to violate any regulation of the Board of Governors of the Federal Reserve System (including but not limited to Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

     6.9 Compliance with Applicable Laws - Borrower. To the best of Borrower's knowledge, the Borrower is in compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable to it and the business it conducts, the violation of which could or would have a material adverse effect on its business or condition, financial or otherwise. Neither the ownership of any capital stock of the Borrower nor any continued role of any Person in the management or other affairs of the Borrower (i) to the best of Borrower's knowledge results or could result in the Borrower's noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Borrower, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of the Borrower.

     6.10 Possession of Franchises, Licenses, Etc. The Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental, political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and the Borrower is not in violation of any thereof in any material respect.

     6.11 Taxes. The Borrower has filed all Federal, state and other income tax returns which are required to be filed and has paid all Taxes, as shown on said returns, and has paid all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due, except for Taxes being contested in good faith by appropriate proceedings, a list of which is attached hereto, marked Exhibit "L", and made a part hereof. All Tax liabilities of the Borrower are adequately provided for on the books of the respective books of the Borrower including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid. There is no proposed tax assessment against Borrower and there is no basis for any such assessment except as disclosed on Exhibit "L".

     6.12 Stock, Etc. The Guarantor owns 100% of the issued and outstanding capital stock of the Borrower. All of the shares of the capital stock of the Borrower have been duly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of the Borrower were issued under a valid exemption to the registration provisions of the Securities Act of 1933, as amended, and all applicable state securities Laws, and do not require compliance with the Trust Indenture Act of 1939.

     6.13 Subsidiaries. Borrower owns no Subsidiaries as of the date hereof except as reflected on the annexed Exhibit "H", which reflects the respective jurisdiction of incorporation and qualifications of all Subsidiaries and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     6.14 Fiscal Year. The fiscal year of the Borrower and Guarantor ends December 31.

     6.15 Performance Bonds; Sureties. The Borrower has not obtained, applied for, or entered into any undertakings relating to, any performance bond or any other surety arrangement with respect to the performance of any of the obligations of the Borrower to any third party, greater than $50,000.00.

     6.16 Corporate Name. Borrower has not during the preceding five (5) years, been known as or used any other corporate, fictitious or tradename except as disclosed on Exhibit "I". Except as set forth on Exhibit "I", Borrower has not been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

     6.17 Congress. Guarantor and certain of its Subsidiaries are presently parties to the Congress Loan Agreement. No uncured Events of Default have occurred thereunder, nor to the best of Borrower's knowledge do any events or conditions exist which with the passage of time or notice will constitute any Event of Default thereunder. Congress claims no security interest or other interest in any of the Collateral except to the extent described in paragraph 3.4 above.

          Household. Guarantor and certain of its Subsidiaries are presently parties to the Household Loan Agreement. No uncured Events of Default have occurred thereunder, nor to the best of Guarantor's knowledge, do any events or conditions exist which with the passage of time or notice will constitute any Event of Default thereunder. Household claims no security interest or other interest in any of the Collateral except to the extent described in paragraph 3.4 above.

                          ARTICLE VII.

                        EVENTS OF DEFAULT

     7.1 Events of Default. Any one or more of the following events, once occurring and continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise), shall be a "Default" hereunder, and if any such Default shall not have been cured or remedied within the earlier of twenty (20) Business Days after Borrower shall know (or should have known) of its occurrence or ten (10) Business Days following the date notice thereof from Lender is deemed to be received by Borrower pursuant to paragraph 8.1 hereof, such Default shall be an "Event of Default" hereunder:

          (a) The Borrower shall fail to make any payment or prepayment of principal or interest upon the Note, or fail to pay any other Indebtedness after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

          (b) Any representation or warranty of the Borrower or the Guarantor made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made; or

          (c) The Borrower shall fail to duly observe, perform or comply with any covenant, agreement or term contained in this Agreement or any of the Loan Documents; or

          (d) The Borrower or Guarantor shall default in the payment of principal or of interest on any other material obligation (which for purposes of this subparagraph shall mean an obligation of over $50,000.00 for Borrower and over $1,000,000.00 for Guarantor) for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity; or

          (e) Any of the following: (i) the Borrower or the Guarantor shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating the Borrower or the Guarantor bankrupt or insolvent; or (iii) the Borrower or the Guarantor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of the Borrower or the Guarantor or of any substantial part of the assets of Borrower or the Guarantor, or shall commence any proceedings relating to the Borrower or the Guarantor under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against the Borrower or the Guarantor and the Borrower or the Guarantor by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty
     (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against the Borrower or the Guarantor decreeing the dissolution of the Borrower or the Guarantor and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or
     (vi) any order, judgment or decree shall be entered in any proceedings against the Borrower or the Guarantor decreeing a split-up of the Borrower or the Guarantor which requires the divestiture of a substantial part of the assets of the Borrower or the Guarantor, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) the Borrower or Guarantor shall fail to make timely payment or deposit of any amount of Tax required to be withheld by the Borrower or Guarantor and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrower or Guarantor; or

          (f) Any final judgment on the merits for the payment of money in an amount in excess of $50,000 shall be outstanding against the Borrower, or in excess of $1,000,000.00 shall be outstanding against the Guarantor, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

          (g) A majority of the outstanding voting stock of the Borrower or of the outstanding voting stock of the Guarantor shall be acquired, directly or indirectly, by a Person or group of Persons, acting in concert, who own on the date of this Agreement less than fifty percent (50%) of the voting stock of the Borrower or Guarantor; or

          (h) The Guarantor shall give the Lender notice of asserted discontinuance under the Guaranty; or

          (i) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, and Borrower or Guarantor shall fail or refuse to execute a valid agreement or document reasonably acceptable to Lender which will provide to Lender the same lien, security interest, right, title, interest, remedy, power or privilege originally contemplated; or

          (j) The making of any levy against, seizure, garnishment or attachment of any Collateral with a value of over $50,000.00; or

          (k) Any default or event of default under any of the other Loan Documents which shall remain uncured beyond any applicable cure period; or

          (l) The occurrence of any Event of Default under the Congress Loan Agreement or the Household Loan Agreement which shall remain uncured beyond any applicable cure period.

     7.2 Remedies. Upon the occurrence of Default referred to in Section 7.1(e) the Commitment shall immediately terminate and the Note and all other Indebtedness shall be immediately due and payable. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Lender under this

Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Lender may (i) declare the Commitment terminated or
(ii) declare the Commitment terminated and declare the Note and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Note and the other Indebtedness, or such portion as is designated by the Lender shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Lender in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Lender of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Lender. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Lender shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Lender against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrower in the Lender's possession at or subsequent to such default, regardless of the capacity in which the Lender possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After any Event of Default all proceeds received by the Lender may be applied to the Indebtedness in such order of application and such proportions as the Lender, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Lender may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Lender at the expense of the Borrower. The Lender also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents upon any Event of Default.

                          ARTICLE VIII.

                          MISCELLANEOUS

     8.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice in accordance herewith to the other parties:

          If to the Borrower, to:

          Prime Financial Corporation
          16 South Pennsylvania
          Oklahoma City, Ok. 73107
          Attn:  Jim Jones

          with a copy to:

          David Shear
          LSB Industries, Inc.
          16 S. Pennsylvania
          Oklahoma City, OK  73107

          If to the Lender, to:

          BANK IV OKLAHOMA, N.A.
          P. 0. Box 2360
          Tulsa, Oklahoma 74101
          Attention: Wade Edmundson

All notices, requests, consents and demands hereunder will be effective when mailed by certified mail, postage prepaid, addressed as aforesaid, and will be deemed received by the addressee(s) thereof two (2) Business Days after so mailed.

     8.2 Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Lender, at its principal banking offices in Tulsa, Oklahoma, or at such other place as the Lender shall notify the Borrower in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     8.3 Marshalling. Borrower waives any right it may have to require marshalling of assets or Collateral for repayment of the Indebtedness in the event of the occurrence of any Default or Event of Default hereunder or under any of the other Loan
Documents.

     8.4 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of the Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

     8.5 Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender.

     8.6 Governing Law and Jurisdiction; Venue. This Agreement and the Note shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma. For purposes of enforcing and/or interpreting the provisions of this Agreement and all other Loan Documents, or resolving any dispute arising out of the execution, delivery or performance of this Agreement or any of the Loan Documents, the Borrower hereby submits itself to the jurisdiction of the Courts of the State of Oklahoma, the Borrower waives all objections to service of process therefrom and the Borrower waives all objections to venue of any state or federal court sitting in Tulsa County, Oklahoma.

     8.7 Maximum Interest Rate. Regardless of any provision herein, the Lender shall never be entitled to receive, collect or apply, as interest on the Indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by the Lender by applicable Law, and, in the event the Lender shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

     8.8 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Lender. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Lender. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     8.9 Costs. The Borrower agrees to pay to the Lender on demand all costs, fees and expenses (including without limitation attorneys' fees and legal expenses) incurred or accrued by the Lender in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof, including without limitation the Lender's attorneys' fees and expenses. The Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any sums are advanced to the Borrower by the Lender.

     8.10 Participation. The Borrower recognizes and acknowledges that the Lender may sell participating interests the Note to one or more financial institutions (the "Participants"). Each Participant shall own an undivided interest in the applicable Note. The Borrower hereby acknowledges that each Participant shall be deemed a holder of the applicable Note to the extent of its participation, and the Borrower hereby waives its right, if any, to offset any amounts owing to the Borrower from the Lender against any Participant's portion of the applicable Note. Notwithstanding any sale to any Participant, the Borrower shall not be required to send any notice or demand required by this Agreement to any party not specifically required by this Agreement.

     8.11 Full Agreement.  This Agreement and the other Loan
Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     8.12 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     8.13 Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     8.14 Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     8.16 Good Faith. The Lender and the Borrower agree with each other that they will exercise good faith in their dealings with each other under this Agreement and the transactions provided for herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 PRIME FINANCIAL CORPORATION,
                                 an Oklahoma corporation


                              By:
                                 --------------------------------
                                                      , President

                                                  "BORROWER"

                                 BANK IV OKLAHOMA, N.A.

                              By:
                                 -------------------------------
                                 Robert R. Gilbert
                                 Executive Vice President

                                                  "LENDER"

                           EXHIBIT "A"

            BORROWING BASE AND COMPLIANCE CERTIFICATE


BANK IV Oklahoma, P. O. Box 2360, Tulsa, Oklahoma  74101

Pursuant to the terms and provisions of our Loan Agreement (the
"Loan Agreement") dated as of the ----- day of -----------------, 1994, by and between PRIME FINANCIAL CORPORATION, an Oklahoma corporation (the "Borrower") and BANK IV OKLAHOMA, N.A., a national banking association (the "Bank"), Borrower hereby certifies as follows:

                         BORROWING BASE

1.   Total Accounts Receivable                    $--------------
2.        Less: Non-Eligible Accounts              --------------
3.   Total Eligible Accounts per Section 2.7
     of the Loan Agreement (Line 1 minus Line 2)  $--------------

4.   Total Borrowing Base (The lesser of (i) Line 3 x 80%
          or (ii) $25,000,000.00)                  --------------

5.   Less outstanding principal due - NOTE         --------------

6.   Available for advance (Line 4, less Line 5)  $--------------


           COMPLIANCE CERTIFICATE (NOT COMPREHENSIVE)

                            REPORTING

Quarterly Operating    Enclosed                  ----------------
    Statements         Last Furnished Dated      ----------------
                       Next Due                  ----------------

Annual Audited Financial  Enclosed               ----------------
    Statements            Last Furnished Dated   ----------------
                          Next Due               ----------------

Monthly Report of
 Accounts              Enclosed                  ----------------
                       Last Furnished Dated      ----------------
                       Next Due                  ----------------

                          CERTIFICATION

All terms used herein shall have the same meaning as set forth in the Loan Agreement. Borrower hereby certifies (i) that the information contained herein is true and correct as of the date hereof; (ii) there has been no change in the financial condition of Borrower which significantly impairs the security of the Bank;
(iii) that no Default has occurred or is occurring under the Loan Agreement or any of the other Loan Documents; (iv) all Eligible Accounts included within this Certificate as shown above comply with all terms and conditions of Article II of the Loan Agreement, in all respects; (v) attached hereto as Schedule "1" is a schedule of all Accounts which, since the date of the last Borrowing Base and Compliance Certificate submitted to the Lender, have become "Chargedback Receivables" pursuant to any Agreement for Purchase of Receivables between the Borrower and any Account Seller; (vi) attached hereto as Schedule "2" is a schedule of all cash receipts received since the last Borrowing Base Certificate attributable to Accounts subject to Lender's security interest, including customer number and name, date of Invoice, amount of payment received and Invoice number.

                              PRIME FINANCIAL CORPORATION,
                                an Oklahoma corporation


                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

                           Exhibit "C"

                  REVOLVING CREDIT LOAN REQUEST

BANK IV Oklahoma, N.A. (the "Bank")
P.O. Box 2360
Tulsa, Oklahoma  74101

Pursuant to the terms and provisions of our Loan Agreement (the "Loan Agreement") dated as of the ----- day of ----------, 199--, by and between PRIME FINANCIAL CORPORATION (the "Borrower") and BANK IV OKLAHOMA, N.A. (the "Bank"), Borrower hereby provides the following Borrowing Base to be used to present the amount of Borrower's requested advance under the Loan Agreement:

1.   Total Accounts Receivable                    $--------------
2.        Less: Non-Eligible Accounts              --------------
3.   Total Eligible Accounts per Section 2.7
          of the Loan Agreement (Line 1
          minus Line 2)                           $--------------

4.   Total Borrowing Base with no further Account
     Purchases (The lesser of (i) Line 3
      x 80% or (ii) $25,000,000.00)               $--------------

5.   Less outstanding principal due - NOTE        $--------------

6.   Available for advance with no further Account
     Purchases  (Line 4, less Line 5)             $--------------

7.   Total Accounts to be Purchased from
     Account Sellers with proceeds of
     requested advance                            $--------------

8.   AMOUNT REQUESTED HEREBY (must be less than
     Line 6 plus Line 7)                          $--------------

     All terms used herein shall have the same meaning as set forth in the Loan Agreement.

     The undersigned certifies (i) that the information contained herein is true and correct as of the date hereof; (ii) that there has been no change in the financial condition of Borrower which significantly impairs the security of the Bank; and (iii) that no Default has occurred under the Loan Agreement or any of the other Loan Documents (as that term is defined in the Loan Agreement).

     Attached hereto as Exhibit "A" is a schedule of all Eligible Accounts which form the basis for this Request, which includes for each such Eligible Account the name of the Account Debtor, the Invoice Date, the Due Date, the Invoice Number, the amount of the Account, and the name of the Account Seller from whom each Eligible Account was or is to be purchased. The undersigned certifies (i) that all such Eligible Accounts are now owned by Borrower or will be purchased from one or more of the Account Sellers, (ii) that the same schedule has been transmitted to Congress and its liens or security interests on all such Accounts, if any, will be released upon receipt of the proceeds of the advance requested hereby, (iii) that all Eligible Accounts contained in the attached schedule or included in the total Eligible Accounts hereunder (except those Accounts to be purchased with proceeds of the advance requested hereby, which are subject to the first lien of Congress or Household) are free and clear of any liens, claims or interests of any party except for the Lender, (iv) that the Lender has a first and prior and perfected lien and security interest in and to all such Accounts except those to be purchased with proceeds hereof which may currently be subject to first and prior liens in favor of Congress, and (v) that the Lender's security interest will be first and prior in and to such Accounts upon receipt by Congress and/or Household of the proceeds of the requested advance.

     To the extent that any Account on the attached listing of Eligible Accounts was purchased from an Account Seller for whom the Lender has not received (i) a fully executed Agreement for Purchase of Receivables as contemplated by Sections 3.1(b) and 4.1(h) of the Loan Agreement, (ii) a fully executed acknowledgment as contemplated by Section 4.1(i) of the Loan Agreement and (iii) verification as contemplated by Section 4.1(j) of the Loan Agreement, such documents are attached hereto and submitted for approval of the Lender.

DATED this _________ day of _________________________________,
1994.


                              PRIME FINANCIAL CORPORATION, an
                                Oklahoma corporation


                              By:
																																	-----------------------------
                              Title:
																																				--------------------------

                           Exhibit "E"


     APR Corporation
     Climate Master, Inc.
     International Environmental Corporation
     L&S Bearing Co.
     Summit Machine Tool Manufacturing Corp.
     El Dorado Chemical Company
     Slurry Explosives Corporation
     LSB Chemical Corp.
     L&S Automotive Products Co.
     Summit Machine Tool Inc. Corp.
     Clipmate Corporation
     Tribonetics Corporation
     Rotex Corporation
     International Bearings, Inc.
     Hercules Energy Manufacturing Corporation
     Koax Corp.
     LSB Industries, Inc.
     Universal Tech Corporation
     CHP Corporation

                           Exhibit "F"


                           CERTIFICATE

STATE OF OKLAHOMA        )
                         )   ss.
COUNTY OF __________     )


     The undersigned, -------------------------, on his oath,
does hereby depose and state as follows:

     1. This Certificate is provided to BANK IV Oklahoma, N.A. (the "Lender") pursuant to Section 4.1(c) of that certain Loan Agreement (the "Loan Agreement") dated March 30, 1994 between the Lender and Prime Financial Corporation, an Oklahoma corporation (the "Borrower").

     2.   The undersigned, ---------------------, is the
currently acting and duly elected ------------------------- president of the Borrower.

     3. The undersigned hereby certifies to the Lender that the following persons are authorized to execute on behalf and in the name of the Borrower all Borrowing Base Certificates (Exhibit "A" to the Loan Agreement) and Requests for Advances (Exhibit "C" to the Loan Agreement) contemplated or required by the Loan Agreement (collectively the "Certifications"):







and the signature of any of the above-named individuals shall be conclusive evidence, on which the Lender may rely at any time, that the statements contained therein are true and correct.

     4. The undersigned hereby certifies that he understands and agrees that the Lender may rely upon the statements contained herein and in the Certifications in acting under and pursuant to the Loan Agreement.


                                   ------------------------------

STATE OF OKLAHOMA   )
                    )    ss.
COUNTY OF ----------)

     Subscribed and sworn to before me this ----- day of March, 1994, by ----------------------------------.

                              ----------------------------------
                              Notary Public

My Commission Expires:

- ----------------------
     (SEAL)

                           EXHIBIT "G"

                      (Guaranty Agreement)

                           EXHIBIT "H"


     Equity Bank for Savings, F.A. which in turn is the parent company of:

               United BankCard, Inc.
               Northwest Financial Corporation
               Northwest Capital Corporation
               Credit Card Center, Inc.
               Equity Financial Service Corp.

                           EXHIBIT "I"


                              NONE

                           EXHIBIT "K"


                              NONE

                           EXHIBIT "L"


                              NONE